UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 8, 2002

VIVUS, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER: 0–23490

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	94–3136179 (I.R.S. EMPLOYER IDENTIFICATION NO.)

1172 CASTRO STREET MOUNTAIN VIEW, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES	94040 (ZIP CODE)

(650) 934–5200
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT)

Item 4. Changes in Registrant’s Certifying Accountant.

     On July 8,2002, VIVUS, Inc. (“VIVUS” or the “Company”) dismissed its independent auditor, Arthur Andersen LLP (“Arthur Anderson”), and engaged KPMG, LLP (“KPMG”) as its new independent auditor for its current fiscal year ending December 31, 2002. The Audit Committee of VIVUS’ Board of Directors recommended the dismissal of Arthur Andersen and engagement of KPMG, and VIVUS’ Board of Directors approved these actions.

     KPMG's acceptance of the engagement is dependent upon the completion of standard client evaluation procedures.

     During the fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through the date hereof, there were: (i) no disagreements between VIVUS and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company's consolidated financial statements for such years; and (ii) no reportable events as defined in Item 304 (a) (1) (v) of Regulation S–K.

     The audit reports of Arthur Andersen on the consolidated financial statements of VIVUS as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Arthur Andersen is attached hereto as Exhibit 16.1, indicating its concurrence with the disclosures in this and the preceding paragraph.

     During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim period through July 8, 2002, VIVUS did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S–K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

Exhibit Number	Description

16.1	Letter from VIVUS, Inc. to Arthur Andersen LLP dated July 8, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 10, 2002

VIVUS, INC.

/s/ RICHARD WALLISER Richard Walliser Vice President and Chief Financial Officer
/s/ LELAND F. WILSON Leland F. Wilson President and Chief Executive Officer

VIVUS, INC.
INDEX TO EXHIBITS

Exhibit	Description

16.1	Letter from VIVUS, Inc. to Arthur Andersen LLP dated July 8, 2002.